Exhibit 99.1

Tecnoglass Provides Business Update and Increases Full Year 2021 Growth Outlook

- Revenues of $456 Million and Adjusted EBITDA of $140 Million Year to Date Through November 2021 –

- Operating Cashflow of Approximately $100 Million Through November 2021 –

- Increases Full Year 2021 Outlook for Revenue and Adjusted EBITDA to a Range of $490-495 Million and $147-150 Million Respectively -

- Provides Comments on What It Believes Are Inaccurate and Groundless Statements Made in Short Seller Report -

BARRANQUILLA, Colombia – December 9, 2021 – Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products serving the global residential and commercial end markets, today updated the financial outlook it disclosed on November 8, 2021 for full year 2021. Year to date through November 2021, Adjusted EBITDA has increased over 50% to approximately $140 million on total revenues of approximately $456 million. The Company remains on pace to deliver another year of record cash flow with cash flow from operations at approximately $100 million year to date through November 2021. Based on the financial performance through November 2021, the Company is increasing its full year outlook, with its expectation for revenue to be in the range of $490 million to $495 million and Adjusted EBITDA in the range of $147 million to $150 million.

Tecnoglass also noted that it believes the recent report issued by a short seller contains inaccurate statements, groundless claims, character attacks, and speculation with the intent of misleading investors and driving down the value of the Company’s shares for their personal gain. The personal, and arguably discriminatory, attacks on Tecnoglass executives made by the short seller appear to have been made to distract from the Company’s achievements and progress. The Company also notes that following the issuance of the short report, multiple stakeholders that are very familiar with the Company, including long-term clients, have expressed their continued support of the Company and the management team.

The Company reiterated its expectation to continue to execute on its profitable growth strategy and generate cash flow to deliver additional value for its shareholders. The Company also noted, as announced on December 8, 2021, that the Company increased its quarterly cash dividend by 136%, as a sign of its confidence in the Company’s ability to achieve its growth objectives and the strength of the momentum in the U.S. single-family residential business. Additionally, the favorable terms and increased financial capacity afforded by the upsizing of its oversubscribed credit revolver in November 2021 reinforce the Company´s financial and operational strength.

Tecnoglass remains focused on executing its strategy and encourages shareholders to read the Company’s filings with the Securities and Exchange Commission, including its financial results, audited by PricewaterhouseCoopers Ltda, including its New York based National Office, the Company’s independent registered public accounting firm, for the third quarter ended September 30, 2021 for more details on Tecnoglass’s performance, related party transactions, accounting policies and practices, and its outlook. The Company urges investors to not make decisions based on the short seller report and to review public filings for material information that pertains to its business.

About Tecnoglass

Tecnoglass Inc. is a leading producer of architectural glass, windows, and associated aluminum products serving the multi-family, single-family and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 2.7 million square foot, vertically-integrated and state-of-the-art manufacturing complex provides efficient access to over 1,000 global customers, with the U.S. accounting for more than 90% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com